EXHIBIT 16.1

Stan J.H. Lee, CPA
2160 North Central Rd Suite 209 • Fort Lee • NJ 07024
 P.O. Box 436402 • San Diego • CA 92143-9402
619-623-7799 • Fax 619-564-3408 • stan2u@gmail.com

August 14, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read Item 4.01(a) of Form 8-K dated August 14, 2012 of Leo Motors, Inc. and are in agreement with the statements contained in the Form 8-K Item 4.01(a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

By: /s/ Stan J.H. Lee, CPA
Stan Lee

August 14 2012
San Diego, CA